Exhibit 99.1

MONSTER WORLDWIDE COMPLETES ACQUISITION OF CHINAHR

-Acquisition strengthens Monster’s presence in China and across Asia-

Beijing, China— October 8, 2008—Monster Worldwide, Inc. (NASDAQ: MNST), the parent company of Monster®, the leading global online careers and recruitment resource, today announced that it has completed its acquisition of ChinaHR, creating a leading force in online recruitment in China and across Asia. This acquisition in one of the fastest growing recruitment markets in the world reflects Monster’s expanding international presence and reinforces Monster’s position as the leading global online recruitment resource.

Under the terms of the transaction, Monster paid $174 million US Dollars in cash for the remaining 55% stake in ChinaHR.

“This is a significant day for Monster and ChinaHR and  the customers we serve,” said Sal Iannuzzi, Chairman, President and Chief Executive Officer of Monster Worldwide. “Independently, each company is a respected industry leader and together we will provide employers in China with increased recruitment productivity, by delivering more qualified candidates to help fulfill their talent needs. This acquisition will create one of the most comprehensive portfolios of products and services that bridge the gulf between employers and people in search of the best career opportunities.”

The acquisition of the remainder of ChinaHR gives Monster a dominant presence in one of the world’s fastest growing recruitment marketplaces. In the first half of 2008, China created more than 6.4 million jobs. To support this growth, ChinaHR currently operates 12 offices across the countries major markets, including Beijing, Shanghai, Guangzhou and Shenzhen.

Monster Worldwide has an unparalleled international reach and a local presence in key markets in North America, Europe, Asia, and Latin America, connecting employers with quality job seekers at all levels. This acquisition will allow Monster to serve its customers, not only in China, but on a global basis seamlessly.

Edward Lo, Executive Vice President, Monster Greater China will immediately take over as the interim CEO of ChinaHR while maintaining his current regional responsibilities of driving Monster’s overall growth in the greater China region. Mr. Lo brings over thirty years of leadership experience to Monster, working in Asia and the United States. He joined Monster in early 2008 from AIG Investment (Asia) Corp., where as Managing Director and COO, he successfully guided the company’s operations in 13 Asian countries. Prior to that, he served as

Deputy CEO and COO of Union Bank of Hong Kong following a nearly 25-year career with Bankers Trust Company split between the US and Asia.

“Monster and ChinaHR have successfully worked together for several years and together bring over 20 years of combined experience to the online recruitment market,” said Mr. Edward Lo. “We will continue to help employers make strategic hiring decisions, while also helping seekers find better jobs to create a better life.”

About Monster Worldwide

Monster Worldwide, Inc. (NASDAQ: MNST - News), parent company of Monster®, the premier global online employment solution for more than a decade, strives to inspire people to improve their lives. With a local presence in key markets in North America, Europe, Asia and Latin America, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 index and the NASDAQ 100. To learn more about Monster’s industry-leading products and services, visit www.monster.com.

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Special Note: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding Monster Worldwide, Inc.’s strategic direction, prospects and future results. Certain factors, including factors outside of Monster Worldwide’s control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which Monster Worldwide operates, risks associated with acquisitions, competition, seasonality and the other risks discussed in Monster Worldwide’s Form 10-K and other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

Contacts
Investors
Robert Jones, (212) 351-7032
Robert.Jones@monsterworldwide.com

Media
Steve Sylven, (978) 461-8503
Steve.Sylven@monster.com